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
EASTGROUP PROPERTIES
RATIO OF EARNINGS TO FIXED CHARGES                                                                                   EXHIBIT 12



                                                     9 MONTHS        6 MONTHS        3 MONTHS         YEAR             YEAR
                                                       ENDED          ENDED            ENDED          ENDED            ENDED
                                                   SEP 30, 1996    JUN 30, 1996    MAR 31, 1996    DEC 31, 1995     DEC 31, 1994
                                                 --------------   -------------   -------------   -------------    -------------
Pretax income from continuing operation           7,249,598.46     4,563,136.09    2,528,929.75    7,710,814.49    7,167,825.65
   (net income (loss))

Add:  fixed charges                               6,046,746.37     3,185,373.31    1,527,443.18    6,286,788.07    3,905,060.22
                                                 --------------   -------------   -------------   -------------   -------------

                                                 13,296,344.83     7,748,509.40    4,056,372.93   13,997,602.56   11,072,885.87

                                                  6,046,746.37     3,185,373.31    1,527,443.18    6,286,788.07    3,905,060.22
                                                 -------------    -------------   -------------   -------------   -------------

Ratio of earnings to fixed charges                    2.198926         2.432528        2.655662        2.226511        2.835522
                                                 =============    =============   =============   =============   =============
Fixed charges:
  Interest expense per original financials                                                         5,975,348.70    3,746,867.98
  Add: amortization of loan costs                                                                    311,439.37      158,192.24
                                                                                                  -------------   -------------

  Interest per adjusted 10-K                                                                       6,286,788.07    3,905,060.22
                                                                                                  =============   =============
Fixed charges consist of interest costs and
amortization of debt issuance costs.


                                                      YEAR               YEAR            YEAR
                                                      ENDED              ENDED           ENDED
                                                  DEC 31, 1993       DEC 31, 1992     DEC 31, 1991
                                                 -------------      -------------    -------------
Pretax income from continuing operation           6,414,661.94     (3,672,543.23)     5,700,083.19
   (net income (loss))

Add:  fixed charges                               3,415,318.22      2,832,702.95      3,040,583.42
                                                 -------------     -------------     -------------

                                                  9,829,980.16       (839,840.28)     8,740,666.61

                                                  3,415,318.22      2,832,702.95      3,040,583.42
                                                 -------------     -------------     -------------

Ratio of earnings to fixed charges                    2.878203         (0.296480)         2.874668
                                                 =============     =============     =============
Fixed charges:
  Interest expense per original financials        3,112,526.97      2,749,349.04      2,969,976.56
  Add: amortization of loan costs                   302,791.25         83,353.91         70,606.86
                                                 -------------     -------------     -------------

  Interest per adjusted 10-K                      3,415,318.22      2,832,702.95      3,040,583.42
                                                 =============     =============     =============

Fixed charges consist of interest costs and amortization of debt issuance costs.

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